EXHIBIT 10
                           STOCK PURCHASE AGREEMENT



                                 by and among


                       BALLY ENTERTAINMENT CORPORATION,



                              BALLY'S GRAND, INC.



                                      and



                      BALLY'S GRAND PROPERTY SUB I, INC.

                             Dated August 22, 1996



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                           STOCK PURCHASE AGREEMENT

      This Stock Purchase Agreement (this "Agreement") is made as of August 22, 1996 by and among Bally Entertainment Corporation, a Delaware corporation ("Buyer"), Bally's Grand, Inc., a Delaware corporation ("BGI"), and Bally's Grand Property Sub I, Inc., a Nevada corporation ("Seller").

      Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of the issued and outstanding shares of capital stock (the "Shares") of Paris Casino Corp., a Nevada corporation ("Subsidiary"), for the consideration and on the terms set forth in this Agreement.

      Accordingly, in consideration of the foregoing and the mutual covenants and undertakings contained herein, the parties hereby agree as follows:

1.    SALE AND TRANSFER OF SHARES; CLOSING.

      1.1 SHARES. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Shares.

      1.2   PURCHASE PRICE.

      (a) Subject to adjustment or substitution as provided below, the purchase price (the "Purchase Price") for the Shares will be $57,500,000. The Purchase Price will be payable to Seller at Closing as follows: (i) $17,500,000 payable by wire transfer (in accordance with wire transfer instructions delivered by Seller to Buyer at or prior to Closing) of immediately available funds and (ii) that number of shares of common stock of Buyer ("Buyer Shares") equal to $40 million divided by the Effective Time Value (which the parties agree constitutes 1,457,195 Buyer Shares).

      (b) If, subsequent to Closing and at any time prior to the consummation of the repurchase of Buyer Shares from Seller as set forth in Section 1.2(d) hereof, the H Merger is terminated for any reason and Seller has not sold all of the Buyer Shares prior to the announcement of such termination (any unsold Buyer Shares as of the Determination Date being referred to herein as the "Unsold Shares"), Buyer shall pay to Seller an amount equal to the difference, if any, of (i) the product of the Effective Time Value and the number of the Unsold Shares and (ii) the product of the average trading price (the "Termination Average Price") of Buyer Shares on The New York Stock Exchange for the twenty
(20) trading days commencing after the date of public announcement of the termination of the H Merger (the close of trading on such 20th trading day being the "Determination Date") and the number of Unsold Shares (such difference, if any, of (i) and (ii) being the "Owed Amount"). The Owed Amount shall be paid in cash to Seller by wire transfer of immediately available funds within two (2) days of the Determination Date. Notwithstanding the foregoing, in the event that Buyer's repurchase obligation set forth in Section 1.2(d) hereof occurs any time prior to payment of the Owed Amount, Buyer shall have no obligation to pay Seller the Owed Amount.

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      (c) Seller agrees to provide written notice to Buyer (each such notice, a
"Sales Notice") on each business day during the Unregistered Period (as defined below) that Seller intended to sell some or all of the unregistered Buyer Shares (the "Intended Sale Date"). Each Sales Notice shall state (i) the number of unregistered Buyer Shares Seller intended to sell on the Intended Sale Date,
(ii) the price at which Seller has been advised by a specialist on the New York Stock Exchange (the "Specialist") in the common stock of Buyer that such a number of Buyer Shares could be sold as of the Intended Sale Date (the "Hypothetical Sale Price") and (iii) a covenant by Seller stating that Seller shall sell such number of Buyer Shares as is set forth on such Sales Notice as soon as practicable following receipt of notice delivered by Buyer to Seller as to the registration of such Buyer Shares pursuant to Section 8 below (each such date of sale of such Buyer Shares being an "Actual Sales Date," the gross sales price paid to Seller on such Actual Sale Date being an "Actual Sales Price," and the date of disposition of all Buyer Shares set forth on each Sales Notice delivered to Buyer being the "Final Actual Sale Date"). Such Sales Notice shall include, or promptly be followed by, a written confirmation of the Specialist as to the Hypothetical Sale Price. Seller further agrees to provide prompt written notice to Buyer as of the Final Actual Sale Date, of the number of shares sold and the Actual Sales Price received as of each Actual Sales Date. In the event that (A) such Buyer Shares as set forth on any Sales Notice are not registered and freely transferrable on the applicable Intended Sale Date during the period commencing on the Closing Date and ending on the earlier to occur of (i) the Repurchase Date or (ii) the Effective Merger Date (such period referred to herein as the "Unregistered Period"); and (B) Seller has substantially complied with the requirements with respect to the delivery of Sales Notices as set forth herein, then, within five (5) days of the Final Actual Sales Date, Buyer shall pay to Seller the difference, if any, in immediately available funds between (x) the product of the weighted average of the Hypothetical Sales Prices and the total number of Buyer Shares sold by Seller on each Actual Sales Date and (y) the product of the weighted average of the Actual Sales Prices and the total number of Buyer Shares sold by Seller on each Actual Sales Date.

      (d) In the event that (i) Buyer fails to register the Buyer Shares pursuant to Section 8 below within sixty (60) days subsequent to the Closing Date (the "Repurchase Date"), and (ii) the Effective Merger Date has not occurred prior to the consummation of the repurchase of Buyer Shares as set forth in this Section 1.2(d), Buyer shall repurchase from Seller, no later than five (5) days subsequent to the Repurchase Date and Seller shall sell to Buyer, the Buyer Shares held by Seller as of the close of trading on the Repurchase Date. The purchase price for the repurchased Buyer Shares shall be the product of the Effective Time Value and the number of Buyer Shares held by Seller as of the close of trading on the Repurchase Date, less the Owed Amount actually paid to Seller, if any, payable by wire transfer of immediately available funds.

      (e) Buyer shall pay, in addition to the Purchase Price, the following consideration: (i) upon demand in cash payable to Seller by wire transfer of immediately available funds, the Development Costs; (ii) upon demand in cash payable to Seller by wire transfer of immediately available funds, any sales, stamp, transfer, recording or other like fees or taxes (the "Other Costs") incurred by Seller and Subsidiary in connection with the purchase and sale of the Shares and the transfer by Seller to Subsidiary of the Assets; and (iii) upon demand in cash by wire transfer of immediately available funds any other out-of-pocket costs and expenses (including attorney's fees and other advisory fees) incurred in connection with the Contemplated

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Transactions (exclusive of attorney's fee and other advisory fees incurred in connection with the preparation and execution of the Letter of Intent dated August 14, 1996 and this Agreement) upto an aggregate of $1,000,000 (this payment obligation shall be in addition to any indemnification obligation Buyer may have to Seller pursuant to Section 9 hereof).

      1.3 CLOSING. The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Buyer, 8700 West Bryn Mawr Avenue, Chicago, Illinois 60631, at 3:00 p.m. (local time) on Thursday, August 22, 1996 (the "Closing Date").

      1.4   CLOSING DELIVERIES.  At the Closing:

      (a)   Seller shall deliver to Buyer ("Seller's Closing Documents"):

             (i) certificate or certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers) for transfer to Buyer;

            (ii) a certified copy of resolutions unanimously adopted by the Special Committee of Seller's Board of Directors established in connection with the Contemplated Transactions (the "Special Committee") authorizing execution and consummation of the Contemplated Transactions; and

           (iii)  the Shared Facilities Agreement, executed by Seller.

      (b)   Buyer shall deliver to Seller ("Buyer's Closing Documents"):

             (i)  a certificate representing the Buyer's Shares;

            (ii) a certified copy of resolutions adopted by the Executive Committee to Buyer's Board of Directors authorizing execution of this Agreement; and

           (iii)  the Shared Facilities Agreement, executed by Buyer.

      (c) Seller shall deliver to the Special Committee an Irrevocable Proxy in the form attached hereto as Exhibit B, executed by Seller.

2.    SELLER'S CONDITIONS PRECEDENT.

      Prior to the Closing Date, the Special Committee shall have received: (i) an opinion of the Investment Banker, confirming the oral opinion previously received by the Special Committee that the Purchase Price is fair to BGI, from a financial point of view; and (ii) a definitive appraisal of the Land from the Appraiser, such definitive appraisal not materially differing from the preliminary appraisal previously provided to the Special Committee by Appraiser.

                                     -3-

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3.    REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller and BGI hereby represent and warrant to Buyer as follows:

      3.1 ORGANIZATION AND GOOD STANDING. Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with full corporate power and authority to conduct its business as it is now being conducted, to own, hold under lease, or otherwise possess or use the properties and assets that it purports to own, hold under lease, or otherwise possess or use, and to perform all its obligations under the contracts to which it is a party or by which it is bound. Subsidiary is qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which such qualification is required by virtue of the nature of the activities conducted by it and where a failure to so qualify would have a material adverse effect on Subsidiary.

      3.2   AUTHORITY; NO CONFLICT.

      (a) This Agreement constitutes the legal, valid, and binding obligation of Seller and BGI, enforceable against each of Seller and BGI in accordance with its terms. Seller and BGI each has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement.

      (b) Neither the execution and delivery of this Agreement and Seller's Closing Documents nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly contravene, conflict with, or result in (with or without notice or lapse of time) a violation or breach of (A) any provision of the Organizational Documents of Seller or Subsidiary, (B) any resolution adopted or ratified by the board of directors of Seller or Subsidiary, (C) any Legal Requirement or any Order to which BGI, Seller or Subsidiary, or any of the assets owned or used by Seller or Subsidiary, may be subject, (D) any Contract to which BGI, Seller or Subsidiary is a party or by which BGI, Seller or Subsidiary may be bound, or (E) result in (with or without notice of lapse of time) the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by Subsidiary.

      3.3 CAPITALIZATION. The authorized equity securities of Subsidiary consists of 25,000 shares of common stock, no par value, of which 100 shares are issued and outstanding and constitute the Shares. There are no Contracts executed by the Seller or Subsidiary relating to the issuance, sale, or transfer of any equity securities or other securities (whether or not convertible) of Subsidiary, including options, warrants, puts, or calls. None of the outstanding equity securities or other securities of Subsidiary was issued, redeemed or repurchased in violation of the Securities Act or any securities or "blue sky" Legal Requirements. All of the outstanding equity securities of Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. Subsidiary has not owned, does not own, and has no Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

      3.4 TITLE. Seller is and on the Closing Date will be the sole record and beneficial owner and holder of the Shares, free and clear of all Encumbrances. Upon consummation

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of the Contemplated Transactions, Buyer will be vested with good title to the
Shares free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of Subsidiary owned by Seller.

      3.5 ASSETS OF SUBSIDIARY. The assets of Subsidiary (the "Assets") consist solely of (i) the real property and improvements located at 3655 and 3665 Las Vegas Boulevard South consisting of 23.62 acres (the "Land"); (ii) all predevelopment plans, studies, drawings, models, licenses and regulatory approvals (and all associated contract rights) (collectively, the "Development Documents") relating to the Paris Hotel and Casino to be developed on the Land;
(iii) certain existing month to month leases relating to the land and improvements thereon; and (iv) the Employment Agreement. The Assets are free and clear of any Encumbrances in favor of BGI or Seller. The liabilities of Subsidiary consist solely of the Employment Agreement, the leases referred to in clause (iii) above and the Development Documents.

4.    REPRESENTATIONS AND WARRANTIES OF BUYER.

      Buyer hereby represents and warrants to Seller as follows:

      4.1   AUTHORITY; NO CONFLICT.

      (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and Buyer's Closing Documents and to perform its obligations under this Agreement.

      (b) Neither the execution and delivery of this Agreement and Buyer's Closing Documents nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly contravene, conflict with, or result in (with or without notice or lapse of time) a violation or breach of (A) any provision of the Organizational Documents of Buyer (B) any resolution adopted or ratified by the board of directors of Buyer, (C) any Legal Requirement or Order to which Buyer may be subject, or (D) any Contract to which Buyer is a party or by which Buyer may be bound.

      4.2 INVESTMENT INTENT. Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2.11 of the Securities Act. Buyer is an "accredited investor" as such term is defined in Rule 501(a) promulgated pursuant to the Securities Act.

      4.3 ISSUANCE OF BUYER SHARES. Upon consummation of the Contemplated Transactions, all of the Buyer Shares will be duly authorized and validly issued, fully paid and non-assessable and Seller will be vested with good title to the Buyer Shares, free and clear of all Encumbrances.

      4.4 HILTON SHARES. At the Effective Merger Date, such Hilton Shares received by Seller in exchange for Buyer Shares shall be registered under the Securities Act and shall be freely transferable.

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      4.5   FAIRNESS OPINION. Buyer has received opinions from two nationally recognized investment banking firms that the H Merger is fair to Purchaser's stockholders from a financial point of view.

5. CONDITION OF FACILITIES. Seller makes no representations or warranties relating to the condition of the Facilities. Buyer acknowledges and agrees that it will acquire the Facilities pursuant to this Agreement solely upon its investigations of the Facilities and that Buyer is acquiring the Facilities "AS IS" and "WITH ALL FAULTS", based upon the condition of the Facilities as of the Closing Date.

6.    SURVIVAL.

      All representations and warranties in this Agreement will survive the Closing until the second anniversary of the date of this Agreement.

7.    COVENANTS OF BGI AND SELLER.

      (a) BGI hereby covenants to Buyer that: (i) it will not take any action to cause an amendment to any provision of Seller's Certificate of Incorporation relating to the Independent Committee; (ii) it will vote (the "Voting Requirement") in accordance with any recommendation of the Independent Committee with respect to any sale, pledge, assignment or other transfer (collectively, a "Transfer") of the Buyer Shares or any other action relating to the Buyer Shares; (iii) in order to secure its obligations set forth in this Section 7(a), it will execute the Irrevocable Proxy in the form attached hereto as Exhibit B, consistent with the Voting Requirement, in favor of a designee of the Independent Committee; (iv) it will not Transfer its ownership interest in Seller, whether by merger, sale or otherwise; and (v) it will not merge with or into Seller. For purposes of this Section 7(a), Buyer Shares shall be deemed to include any capital stock of Hilton received by Seller in consideration for the Buyer Shares in connection with the H Merger.

      (b) BGI and Seller covenant to use their best efforts to satisfy all of their Conditions Precedent to this Agreement.

8.    COVENANTS OF BUYER.

      (a) Buyer covenants that it will use all reasonable efforts to amend Buyer's "shelf" registration statement under the Securities Act (Securities and Exchange Commission Registration Statement No. 33-4325) to register the Buyer Shares for resale as soon as practicable following the Closing Date and to keep such amended "shelf" registration statement effective by Buyer until the earlier to occur of (i) the effective date of conversion of the Buyer Shares into shares of common stock ($2.50 par value (split adjusted)) of Hilton or (ii) two years from the date of issuance of such Buyer Shares. Buyer shall give Seller prompt written notice of the satisfaction of the covenant to register the Buyer Shares as set forth in this Section 8. Buyer further covenants that the Hilton Shares received by Seller in exchange for Buyer Shares shall be registered under the Securities Act and shall be freely transferable.

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      (b) Immediately subsequent to Closing, each of Buyer and Subsidiary shall execute and deliver an Assignment and Assumption Agreement relating to the Employment Agreement pursuant to which Buyer will assume the Employment Agreement.

9.    INDEMNIFICATION

      (a) INDEMNIFICATION BY BUYER. Buyer agrees to indemnify and hold harmless Seller, its directors, officers, employees, advisors and agents, to the extent permitted by law, from and against any and all losses, claims, damages, expenses (including, without limitation, reasonable costs of investigation and fees, disbursements and other charges of counsel) or other liabilities resulting from or arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in such registration statement prepared pursuant to
Section 8 hereof (as amended or supplemented if Buyer shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Buyer by Seller expressly for use therein; and provided, further, that the Buyer shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, if such untrue statement or omission is corrected in all material respects in an amendment or supplement to such registration statement and the Seller thereafter fails to deliver the registration statement as so amended or supplemented prior to or concurrently with the sale of Buyer Shares to the Person asserting such loss, claim, damage, liability or expense after the Buyer had furnished Seller with a sufficient number of copies of the same.

      (b) INDEMNIFICATION BY SELLER. In connection with the registration statement prepared pursuant to Section 8 hereof in which Seller shall furnish to Buyer in writing such information with respect to Seller as Buyer may reasonably request or as may be required by law for use in connection with any registration statement or prospectus to be used in connection with such registration and Seller agrees to indemnify and hold harmless Buyer, any underwriter retained by Buyer and their respective directors, officers, employees to the same extent as the foregoing indemnity from Buyer to Seller (subject to the proviso to this sentence and applicable law), but only with respect to any such information furnished in writing by Seller expressly for use therein; provided, however, that the liability of Seller under this Section 8(b) shall be limited to the amount of the net proceeds received by Seller in the offering giving rise to such liability.

      (c) CONDUCT OF INDEMNIFICATION. Any Person entitled to indemnification hereunder (the "Indemnified Party") agrees to give prompt written notice to the indemnifying party (the "Indemnifying Party") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense

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
of such action at its own expense, with counsel chosen by it and satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel satisfactory to the Indemnified Party in its reasonable judgment, (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that either
(A) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (B) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party. In either of such cases the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. The rights accorded to any Indemnified Party hereunder shall be in addition to any rights that such Indemnified Party may have at common law, by separate agreement or otherwise.

      (d) CONTRIBUTION. If the indemnification provided for in Section 9(a) from the Indemnifying Party is unavailable to an Indemnified Party in respect of any losses, claims, damages, expenses or other liabilities referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, expenses or other liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages, expenses or other liabilities, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the Indemnifying Party's and Indemnified Party's relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, expenses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 8(a), 8(b) and 8(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

10. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF DELAWARE AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS BETWEEN OR AMONGST ANY OF THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH OF THE PARTIES HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY, IN EACH CASE ONLY IN CONNECTION WITH

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ACTIONS OR PROCEEDINGS BETWEEN OR AMONGST ANY OF THE PARTIES HERETO ARISING OUT
OF OR RELATING TO THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY DESIGNATES AND APPOINTS THE PERSONS SPECIFIED BELOW AND SUCH OTHER PERSONS LOCATED IN THE STATE OF DELAWARE AS MAY HEREINAFTER BE SELECTED BY SUCH PARTIES, WHICH PERSONS SHALL IRREVOCABLY AGREE IN WRITING TO SERVE AS AGENT TO RECEIVE ON SUCH PARTY'S BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY EACH OF THE PARTIES TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE PARTIES AS PROVIDED HEREIN, EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY THE PARTIES REFUSES TO ACCEPT SERVICE, THEN EACH OF THEM HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY OTHER PARTY HERETO TO SERVE PROCESS ON ANOTHER PARTY HERETO IN ANY OTHER MANNER PERMITTED BY LAW.

      AGENT OF BUYER:         CT CORPORATION SYSTEM
                              1209 Orange Street
                              Wilmington, Delaware 19801

      AGENT OF SELLER:        CT CORPORATION SYSTEM
                              1209 Orange Street
                              Wilmington, Delaware 19801

      AGENT OF BGI:           CT CORPORATION SYSTEM
                              1209 Orange Street
                              Wilmington, Delaware 19801

11.   DEFINITIONS.

      10.1 DEFINITIONS. For purposes of this Agreement, the following terms have the meanings specified:

            "APPRAISER" -- American Appraisal Associates.

            "CONTEMPLATED TRANSACTIONS" -- all of the transactions contemplated by this Agreement, including:

                  (i)   the sale of the Shares by Seller to Buyer;

                 (ii) the execution, delivery, and performance of Seller's Closing Documents and Buyer's Closing Documents; and

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                (iii) the performance by Buyer and Sellers of their respective covenants and obligations under this Agreement.

            "CONTRACT" -- any written agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

            "DEVELOPMENT COSTS" -- all costs incurred by Seller or BGI prior to the Closing Date (i) in acquiring the Development Documents and otherwise developing the PH&C concept and (ii) associated with the hiring of Manager including all salary and benefits, such costs equal to approximately $2,000,000.

            "EFFECTIVE TIME VALUE" -- the average closing price for a Buyer Share as reported on the New York Stock Exchange (as reported in The Wall Street Journal, Midwest Edition) for the five (5) trading days prior to the disclosure of the transactions contemplated by this Agreement in the periodic reports filed by Buyer and BGI, respectively, under the Exchange Act.

            "EFFECTIVE MERGER DATE" -- the date of conversion of the Purchaser Shares to common stock of Hilton pursuant to, and in accordance with, the terms of the H Merger.

            "EMPLOYMENT AGREEMENT" -- the employment agreement by and between Paul Pusateri and BGI and dated July 3, 1996.

            "ENCUMBRANCE" -- any claim, lien, pledge, charge, security interest, equitable interest, option, right of first refusal or preemptive right, condition, or other restriction of any kind, including any restriction on use, voting (in the case of any security), transfer, receipt of income, or exercise of any other attribute of ownership.

            "EXCHANGE ACT" -- the Securities and Exchange Act of 1934, as amended.

            "FACILITIES" -- any real property, leaseholds, or other real property interests currently owned or operated by Subsidiary.

            "GOVERNMENTAL BODY" -- any:

                  (i) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                 (ii) federal, state, local, municipal, foreign, or other government;

                (iii) governmental authority of any nature (including any
            governmental agency, branch, department, official, or other entity and any court or other tribunal); or

                 (iv)   multi-national organization or body.

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            "HILTON" -- Hilton Hotels Corporation, a Delaware corporation.

            "H MERGER" -- the merger of Purchaser with and into Hilton or a subsidiary of Hilton pursuant to which shares of Hilton are exchanged for shares of Buyer.

            "INDEPENDENT COMMITTEE" -- the Stock Committee of Seller established pursuant to Section 6.B. of Seller's Articles of Incorporation.

            "INVESTMENT BANKER" -- Chase Securities, Inc.

            "LEGAL REQUIREMENT" -- any federal, state, local, municipal, foreign, or other constitution, ordinance, regulation, statute, treaty, or other law adopted, enacted, implemented, or promulgated by or under the authority of any Governmental Body or by the eligible voters of any jurisdiction, and any agreement, approval, consent, injunction, judgment, license, order, or permit by or with any Governmental Body which Seller, Subsidiary or Buyer is a party or by which Seller, Subsidiary or Buyer is bound.

            "ORDER" -- any award, injunction, judgment, order, ruling, subpoena, or verdict or other decision entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator, specifically against Seller, Subsidiary or Buyer, as applicable.

            "ORGANIZATIONAL DOCUMENTS" -- (i) the articles or certificate of incorporation and the bylaws of a corporation; (ii) any amendment to any of the foregoing.

            "PERSON" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or other entity or Governmental Body.

            "SECURITIES ACT" -- the Securities Act of 1933, 15 U.S.C. section 77a et seq., as amended, or any successor law.

            "SHARED FACILITIES AGREEMENT" -- the Agreement by and between Buyer and Seller as set forth hereto in the form of Exhibit A.

12.   GENERAL PROVISIONS.

      12.1 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given (a) when delivered by hand; (b) when sent by telecopier, provided that a copy is mailed by U.S. certified mail, return receipt requested; (c) three (3) days after sent by Certified U.S. Mail, return receipt requested; or (d) one day after deposit with a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

BGI:

      Bally's Grand, Inc.
      3645 Las Vegas Boulevard South
      Las Vegas, Nevada 89109
      Attention:    David Arrajj
      Telecopy No.: (702) 739-4804

with a copy to:

      Morris, Nichols, Arsht & Tunnell
      1201 North Market Street
      P.O. Box 1347
      Wilmington, Delaware  19899-1347
      Attention:    Alan J. Stone
      Telecopy No.: (302) 658-3989

Seller:

      Bally's Grand Property Sub I, Inc.
      3645 Las Vegas Boulevard South
      Las Vegas, Nevada 89109
      Attention:    David Arrajj
      Telecopy No.: (702) 739-4804

with a copy to:

      Morris, Nichols, Arsht & Tunnell
      1201 North Market Street
      P.O. Box 1347
      Wilmington, Delaware  19899-1347
      Attention:    Alan J. Stone
      Telecopy No.: (302) 658-3989

Buyer:

      Bally Entertainment Corporation
      8700 West Bryn Mawr Avenue
      Chicago, Illinois  60631
      Attention:    James S. Montana
      Telecopy No.: (312) 399-0661
with a copy to:

      Katten Muchin & Zavis
      525 West Monroe Street
      Suite 1600
      Chicago, Illinois  60661-3693
      Attention:    Michael Wm. Zavis
      Telecopy No.: (312) 902-1061

      12.2 FURTHER ASSURANCES. To the extent consistent with the terms of this Agreement, the parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of the Contemplated Transactions.

      12.3 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. The provisions of Section 7(a) hereof may not be waived.

      12.4 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior oral or written agreements between the parties with respect to its subject matter (including the letter of intent between Buyer and Seller dated June 18, 1996) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by all of the parties hereto.

      12.5 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties except that Buyer may assign any of its rights under this Agreement to any subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

      12.6 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      12.7 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Sections" refer to the corresponding Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

      12.8 GOVERNING LAW. This Agreement will be governed by and construed under the laws of the State of Delaware without regard to conflicts of laws principles.

      12.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

      12.10 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

      IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first written above.


BUYER:                                    BGI:

BALLY ENTERTAINMENT CORPORATION           BALLY'S GRAND, INC.


By:  /s/ Lee S. Hillman                   By:  /s/ Jack L. McDonald
Its: Executive V.P., C.F.O. & Treasurer   Its: Authorized Representative



SELLER:

BALLY'S GRAND PROPERTY SUB I, INC.


By:  /s/ David Arrajj
Its: Secretary